CONSENT OF INDEPENDENT auditors



We consent to the reference to our firm under the Caption "Experts" and to the use of our report dated June 9, 2000, except as to Note 14, as to which the date is July 4, 2000, in the Registration Statement (Form SB-2) and the related prospectus of BioSyntech, Inc. dated September 13, 2000.





Montreal, Canada                                           /s/ Ernst & Young LLP
September 7, 2000                                          Chartered Accountants